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                                                                     EXHIBIT 5.1

                             ___________ ___, 2000

Digital Island, Inc.
45 Fremont Street
12th Floor
San Francisco, CA 94105

          Re:  Registration Statement on Form S-1
               ----------------------------------

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-1 originally filed by Digital Island, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on January 21, 2000, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of $201,250,000 aggregate principal amount of __% Convertible Subordinated Notes due _________ __, 2005 (the "Notes") issued by the Company and _________ shares of the Company's Common Stock into which the Notes may be converted (the "Shares"), plus such indeterminate number of Shares issuable as a result of stock splits, stock dividends and antidilution provisions pursuant to Rule 416 under the Securities Act of 1933, as amended. The Notes and the Shares also include $26,250,000 aggregate principal amount of Notes convertible into ____________ additional shares subject to an over-allotment option granted by the Company to the Underwriters as described in such Registration Statement. The Notes are being issued pursuant to an Indenture dated as of ____________ between the Company and State Street Bank and Trustee Company, as trustee. As your counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Notes.

          This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. In addition, we have relied on certificates of officers of the Company and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. Based on the foregoing, we are of the opinion that:

          1. The Notes, when issued in accordance with the Indenture, will be valid and legally binding obligations of the Company, except that enforcement of rights and remedies created by the Notes will be subject to bankruptcy, reorganization, insolvency or similar laws of general application affecting the rights and

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                        Brobeck Phleger & Harrison LLP
                                Attorney at Law

                                                             _____________, 2000
                                                                          Page 2


remedies of creditors and that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought; and

          2. The Shares have been duly authorized and reserved for issuance upon conversion of the Notes, and if, as and when issued upon conversion in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance). In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                             Very truly yours,



                                             BROBECK, PHLEGER & HARRISON LLP